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                                                                   Exhibit 10.38

                              SEPARATION AGREEMENT
                              AND COMPLETE RELEASE

WHEREAS, RESPIRONICS, INC. (hereinafter referred to as "RI") employed Dennis S.
       Meteny (hereinafter referred to as "Meteny") pursuant to an employment agreement dated as of December 1, 1994 (the "Employment Agreement"),

AND WHEREAS, the Board of Directors of RI terminated Meteny's employment without cause in accordance with the terms of the Employment Agreement,

AND WHEREAS, the Board of Directors of RI has determined to provide Meteny with certain payments and other benefits in addition to those which Meteny is entitled to under the Employment Agreement and RI's employee benefit programs,

AND WHEREAS, RI and Meteny wish to set forth their understandings and agreements with respect to termination of Meteny's employment and to resolve any and all matters between them relating to Meteny's employment with RI and termination thereof.

NOW THEREFORE, Meteny and RI, each intending to be legally bound by, and in consideration of, the following mutual promises and covenants, agree as follows:

I.    Termination of Employment Without Cause.  Meteny's employment with RI was
      ---------------------------------------
      terminated by RI without cause pursuant to Section 2.03(b) of the Employment Agreement on August 19, 1999. Meteny has resigned as a member of the Board of Directors of RI. Meteny agrees to resign as a member of the Board of Directors and/or an officer of each subsidiary of RI for which he serves as such, at RI's request.

II.  Termination Date.  Meteny's official termination date with RI will be
     ----------------
     August 19, 1999 ("Termination Date"). Thereafter, Meteny will cease accruing time or credit (vesting or otherwise) with respect to any type of RI-related or RI-sponsored benefit, including but not limited to vacation, 401(k) plan, executive annuity program and stock options, and Meteny hereby waives any claim to the contrary.

III. Future Payments and Benefits:
     ----------------------------

     A.  Separation Payments.  The parties acknowledges that, under Section
         -------------------
         2.05 of the Employment Agreement, Meteny is entitled to receive his current base salary (which is $360,750 annually) for the remainder of the current term of the Employment Agreement (which runs through November 30, 2001). Notwithstanding these provisions, the Board has determined that, as further consideration to Meteny, RI will pay Meteny his current base salary for the full three (3) year period from the Termination Date (that is, through August 19, 2002). These payments represent separation pay and will be paid on a bi-weekly basis in equal installments of $13,875. RI will withhold appropriate federal, state, and local income taxes from these payments. RI will not withhold any amounts for any other benefit or program, except as expressly provided for herein. RI expressly acknowledges and agrees that (i) the separation payments shall be paid to Meteny through August 19, 2002 even if he obtains other employment and (ii) if Meteny dies before August 19, 2002, the separation payments shall be paid to his estate through August 19, 2002.

      B. Medical and Other Insurance Benefits.  As further consideration to
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         Meteny, RI will provide Meteny with medical (including the executive physical program to the extent provided to other executive officers of RI in any given year), dental and personal life insurance (not key man life insurance for which RI is the beneficiary) only for a maximum period of up to August 19, 2002 under the same terms and conditions which would be applicable to Meteny had he remained employed for this additional length of time (including credit for the current number of Wellness Credits). By executing this Separation Agreement And Complete Release ("Separation Agreement"), Meteny authorizes RI to deduct from his separation payments sufficient funds to cover his portion of the monthly premium for this insurance. Because the qualifying event -- Meteny's termination -- occurred on August 19, 1999, Meteny acknowledges that if these benefits continue in effect for eighteen
         (18) months or more, Meteny will not be entitled to COBRA coverage.

      C. Termination of Medical and Other Insurance Benefits.  If Meteny
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         obtains employment which provides for medical, dental and/or life insurance benefits, the medical, dental and/or life insurance benefits, as applicable, described in paragraph III.B shall immediately cease, without further obligation.

      D. Car Allowance and Club Memberships.  As further consideration to
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         Meteny, Meteny will continue to receive his current car allowance
         (which is $700 per month) and current reimbursement of club memberships (which consist of Duquesne Club membership dues of $185 per month and Duquesne Club health club membership dues of $60 per month, for a total amount of $245 per month, payable quarterly in accordance with Duquesne Club billing practices) for a maximum period up to August 19, 2002. These benefits will cease if Meteny obtains employment which provides for a car allowance or reimbursement of club memberships, as applicable.
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      E. Stock Options.  At various times during his employment, Meteny was
         -------------
         granted stock options. The schedule attached hereto reflects RI's records with respect to the grant of such options. RI records further indicate that as of August 19, 1999, 56,155 of these options were vested and exercisable according to the terms of the applicable stock option plans. Both parties acknowledge that, in accordance with the terms of the applicable stock option plans, Meteny's termination shortens the time period in which Meteny is permitted to exercise options which vested prior to his termination to three (3) months from the effective termination date of August 19, 1999. RI further acknowledges that Meteny's termination is a voluntary termination with the consent of RI for purposes of the applicable stock option plans.

      F. Outplacement Services.  As further consideration to Meteny, RI will
         ---------------------
         pay the reasonable fees and expenses (not to exceed $30,000 in the aggregate) of an outplacement firm selected by Meteny to assist him in finding employment; provided, that RI shall notify RI of the
                              --------
         outplacement firm he proposes to use and RI shall have the right to approve such firm, such approval not to be unreasonably withheld or delayed. This benefit shall cease on the earlier of Meteny's obtaining employment or September 1, 2001.

      G. Certain Equipment.  As further consideration to Meteny, RI agrees that
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         he may retain the following items of equipment which he was using as of August 19, 1999: laptop computer, cell phone, "Palm Wizard", printer for laptop computer, fax machine and calling card. With respect to Meteny's usage of the cell phone and calling card, for the period until August 19, 2000, RI shall reimburse Meteny for charges incurred by Meteny for such usage relating to RI business and efforts by Meteny to obtain employment.

      H. Notice of Other Employment and Benefits.  Meteny shall notify RI
         ---------------------------------------
         promptly of any employment which he obtains during the period when RI is providing any payments or benefits under this Separation Agreement, including information concerning the medical, dental and personal life insurance benefits and car allowances and reimbursement for club memberships provider by his employer(s).

IV.  No Other Payments or Obligations.  Meteny understands and agrees that
     --------------------------------
     neither RI nor any successor of RI will be obligated in any way to provide him with future employment, compensation and/or benefits, other than those provided herein, in any amount or for any reason. The above payments include all payments due Meteny pursuant to the Employment Agreement. This provision and the release set forth in section VI below do not affect the rights of Meteny, as a former employee, under the provisions of RI's 401(k)
     Plan or stock option plans as they relate to terminated employees.

V.   No Admissions by RI or Meteny.  It is expressly understood and agreed that
     -----------------------------
     by entering into this Separation Agreement, neither RI nor Meteny in any way admits that it or he has treated Meteny or RI, respectively, unlawfully or wrongfully in any way. Neither this Separation Agreement, nor the implementation thereof, shall be construed to be, or shall be admissible in any proceedings as, evidence of an admission by RI or Meteny of any violation of, or failure to comply with, any federal, state or local law, ordinance, agreement, rule, regulation, or order. However, Meteny agrees that this section does not preclude introduction of this Separation Agreement by RI to establish that all of Meteny's claims were settled, compromised and released according to the terms of this Separation Agreement.

VI.  Release.  In consideration for the items described in section III above,
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     Meteny, on behalf of himself, his heirs, representatives, administrators, estates, successors and assigns, does hereby irrevocably and unconditionally remise, release and forever discharge RI, RI's predecessors, parents, subsidiaries, affiliates, benefit plans and their past, present and future officers, directors, trustees, administrators, agents and employees, as well as the heirs, successors and assigns of any of such persons or such entities (hereinafter separately and collectively called "Releasees") from all manner of suits actions, causes of action, damages and claims, known or unknown, that he has, or may have, against any of the Releasees for any actions up to and including the date hereof and the continuing effects thereof. Except for the performance of the provisions of this Separation Agreement, it is the intention of Meteny to effect a general release of all such claims.

     This release includes, but is not limited to, claims which were asserted, could have been asserted or could be asserted by Meteny, or on his behalf, arising out of his employment with RI or the termination thereof, including but not limited to, claims under the federal Age Discrimination In Employment Act of 1967, as amended, Title VII of the Federal Civil Rights Act of 1964, as amended, the Pennsylvania Human Relations Act and other federal, state and local statutes, ordinances, executive orders and regulations prohibiting age, race, sex, non-job-related disability and other types of discrimination, the Employee Retirement Income Security Act of 1974, as amended, and state or local law claims of any kind.

VII. Continuing Obligations.  Meteny agrees that he has continuing obligations
     ----------------------
     pursuant to the terms of the Employment Agreement, the Invention Disclosure between RI and Meteny and other similar agreements, including without limitation obligations relating to confidentiality, non-
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      competition and non-solicitation of customers, suppliers and employees under Article IV of the Employment Agreement. In consideration of the benefits provided to Meteny under the Employment Agreement and the consideration described in item III above, Meteny agrees to honor all obligations under these agreements in accordance with the terms thereof.

VIII. Confidentiality.  Meteny agrees that, except as required by law, legal
      ---------------
      process, rules of court and as necessary to enforce the terms of this Separation Agreement, the terms and conditions of this Separation Agreement will be kept completely confidential and will not be discussed, disclosed or revealed, directly or indirectly, to any person, corporation or other entity other than to Meteny's family and professional advisors consulted by Meteny concerning the interpretation, application and legal effect of this Separation Agreement. Meteny acknowledges that RI has been and may in the future be required to make public disclosures concerning the termination of his employment, include press releases and filings with the Securities and Exchange Commission.

IX.   No Public Statements. Meteny agrees to refrain from making any statements,
      --------------------
      claims, allegations or assertions against RI or its employees, agents or advisors regarding the matters covered by this Separation Agreement.

X.    Certain Acknowledgements. Meteny acknowledges that he has been given the
      ------------------------
      opportunity to consider this Separation Agreement for at least twenty-one
      (21) days, which is a reasonable period of time, and that he has been advised to consult with an attorney in relation thereto, prior to executing this Separation Agreement. Meteny further acknowledges that he has had a full and fair opportunity to consult with an attorney and that he has carefully read and fully understands all of the provisions of this Separation Agreement intending to be legally bound thereby.

      RI acknowledges that it is not aware of any basis for any claims against Meteny as of the date of this Agreement.

XI.   Revocation Period.  For a period of seven (7) days following the execution
      -----------------
      of this Separation Agreement, Meteny may revoke this Separation Agreement by delivery of a written notice revoking the same, within that seven-day period, to the attention of William R. Decker at RI. This Separation shall not become effective or enforceable until that seven-day revocation period has expired. Once that (7) day period has expired, this Separation Agreement will be forever enforceable.

XII.  Entire Agreement.  The parties hereto further understand, covenant and
      ----------------
      agree that the terms and conditions of this Separation Agreement constitute the full and complete understandings, agreements and arrangements of the parties and that there are no agreements, covenants, promises or arrangements other than those set for herein. Any subsequent alteration in, or variance from, and term or condition of this Separation Agreement shall be effective only if executed in writing and signed by Meteny and an authorized representative of RI.

XIII. Governing Law.  This Separation Agreement shall be governed by and
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      construed in accordance with the laws of the Commonwealth of Pennsylvania.

XIV.  Successors and Assigns.  This Separation Agreement shall be binding on the
      ----------------------
      parties hereto and their respective successors, heirs, representatives, administrators, estates and assigns. The Separation Agreement shall be binding upon any entity which acquires all or substantially all of the assets or stock of RI, including the surviving entity in any merger, consolidation or other business combination in which RI is not the surviving entity. This Agreement may not be assigned by either party without the prior written consent of the other party.

XV.   Remedies. In the event of a breach by Meteny or RI of the terms of this
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      Separation Agreement, the non-breaching party shall be entitled, if it or he shall so elects, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Separation Agreement by the breaching party and to enjoin the breaching party from any further violation of this Separation Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. Meteny and RI acknowledge, however, that the remedies at law for any breach by him or it of the provisions of this Separation Agreement may be inadequate and that RI or Meteny, as the case may be, shall be entitled to injunctive relief against him or it in the event of any breach.

XVI.  Attorneys' Fees.  If RI or Meteny finally prevails in a proceeding for
      ---------------
      damages or injunctive relief under this Separation Agreement, in addition to other relief, the prevailing party shall be entitled to reasonable attorneys' fees, costs and the expenses of litigation incurred by the prevailing party in securing the relief granted by the Court.

 XVII.Right to Indemnification.  Nothing contained in this Separation Agreement
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      shall be deemed to affect or limit the right of Meteny to indemnification from RI and its subsidiaries as an officer and director of RI and its subsidiaries under the terms of RI's

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

      Restated Certificate of Incorporation and Bylaws, its directors and officers liability insurance policy and the Delaware General Corporation Law or other applicable laws and policies.

IN WITNESS WHEREOF, the aforesaid parties, having read this Separation Agreement and intending to be legally bound hereby, have caused this Separation Agreement to be executed as of this 2nd day of September, 1999.



WITNESS:                           DENNIS S. METENY


/s/ Dennis Unkovic                 /s/ Dennis S. Meteny
---------------------------------  ----------------------------------
                                              (signature)


                                   Date:  September 2, 1999


ATTEST:                            RESPIRONICS, INC.

                                   By:

/s/ Dorita A. Pishko               /s/ Steven P. Fulton
---------------------------------  ----------------------------------
         Secretary                              (signature)
      [Corporate Seal]

                                   Date:  September 2, 1999